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                                                                    Exhibit 5.1



                                                                October 6, 1998

Wellman, Inc.
1040 Broad Street
Shrewsbury, New Jersey 07702


Ladies and Gentlemen:


        We have examined the Registration Statement (the "Registration Statement") being filed today by Wellman, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $400,000,000 aggregate initial offering price of the following securities of the Company (the "Securities") for issuance from time to time pursuant to Rule 415 under the Securities Act: (i) debt securities (the "Debt Securities"), which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"); (ii) shares of common stock, $.001 par value (the "Common Stock"); and (iii) warrants to purchase Common Stock (the "Common Stock Warrants"); and (iv) warrants to purchase Debt Securities (the "Debt Warrants"). The Securities may be offered separately or as units with other Securities in separate series, in amounts and at prices and terms to be set forth in a prospectus supplement.

        We have served as counsel for the Company and in so acting, we have examined the following documents and records:

        (1) The Restated Certificate of Incorporation of the Company, as amended to date;

        (2)     The By-Laws of the Company, as amended to date;

        (3) The Registration Statement, including the prospectus (the "Prospectus") contained therein;

        (4) The Indenture dated as of July 31, 1998 between the Company and The Chase Manhattan Bank, N.A., as Trustee, with respect to the Senior Debt Securities (the "Senior Indenture");

        (5) The Indenture dated as of July 31, 1998 between the Company and The Chase Manhattan Bank, N.A., as Trustee, with respect to the Subordinated Debt Securities (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures");




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        (6)     All corporate minutes and proceedings of the Company relating to the authorization of the Registration Statement.

        We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Securities. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations.

        Based upon such examination, it is our opinion that:

        1. The Debt Securities, when duly authorized, executed, authenticated and delivered against payment therefor or upon exercise of Debt Warrants and receipt of any additional consideration payable upon such exercise, will be validly issued and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indentures and enforceable against it in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws or equitable principles relating to or limiting creditors' rights and remedies generally.

        2. The shares of Common Stock, when duly authorized and issued for consideration having a value not less than the par value thereof, or upon exercise of Common Stock Warrants and receipt of any additional consideration payable upon such exercise, will be validly issued, fully paid and non-assessable.

        3. The Warrants, when duly executed and delivered against payment therefor pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the warrant agreement or agreements and enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws or equitable principles relating to or limiting creditors' rights and remedies generally.

        We are qualified to practice law in the States of New Jersey and New York and we do not purport to express any opinion herein concerning any law other than the laws of the States of New Jersey and New York, the corporate law of the State of Delaware and the federal law of the United States.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus which is part of the Registration Statement.



                                        Very truly yours,


                                        EDWARDS & ANGELL, LLP




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